EXHIBIT 12.5

                WEST TEXAS UTILITIES COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED MARCH 31, 1995
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                             $56,172

Adjustments:
  Federal income taxes                                        10,789
  Provision for deferred Federal income taxes                  5,529
  Deferred investment tax credits                             (1,321)
  Other income and deductions                                  4,141
  Allowance for borrowed and equity funds
    used during construction                                     592

        Earnings                                             $75,902


Fixed Charges:
  Interest on long-term debt                                 $19,004
  Interest on short-term debt and other                        3,849

        Fixed Charges                                        $22,853


Ratio of Earnings to Fixed Charges                              3.32